SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2003

Centex Construction Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-12984 (Commission File Number)	75-2520779 (IRS Employer Identification No.)

2728 N. Harwood, Dallas, Texas (Address of principal executive offices)	75201 (Zip code)

(214) 981-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address if changed from last report)

Item 7. Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release dated February 3, 2003

Item 9. Regulation FD Disclosure.

     On February 3, 2003 Centex Construction Products, Inc., a Delaware corporation ("CXP") issued a press release announcing the retirement of Richard D. Jones, Jr., its President and Chief Executive Officer, effective 3/31/03, the end of the CXP's fiscal year. He will also resign from CXP's board of directors.

     Mr. Jones' responsibilities will be assumed by Laurence E. Hirsch. Mr. Hirsch has been CXP's Chairman since CXP became publicly held in 1994 and will now also become its Chief Executive Officer. A copy of CXP's press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTEX CONSTRUCTION PRODUCTS, INC.

By:	/s/ Arthur R. Zunker, Jr. Name: Arthur R. Zunker, Jr. Title: Senior Vice President - Finance and Treasurer

Date:  February 3, 2003.

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release dated February 3, 2003